UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 3, 2006

TACTICAL AIR DEFENSE SERVICES, INC. (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-79405 (Commission File Number)	88-0455809 (IRS Employer Identification No.)

1550 Ostler Court, Vancouver, British Columbia, Canada V7G-2P1 Telephone No.: (604) 924-8000 (Address and telephone number of Registrant's principal executive offices and principal place of business)
(Former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྎ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྎ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྎ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྎ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On July 14, 2006, Tactical Air Defense Services, Inc., a Nevada corporation (“TADS”) filed a Current Report on From 8-K (the “July 14 8-K”) announcing that it and three of its recently formed wholly owned Nevada subsidiaries (the “TADS Subsidiaries” and, collectively with TADS, the “Company”) entered into a definitive Asset Purchase Agreement (as amended from time to time, the “AeroGroup Agreement”) with AeroGroup Incorporated, a Utah corporation and its three wholly owned Delaware subsidiaries (the “AeroGroup Subsidiaries” and, collectively with AeroGroup Incorporated, “AeroGroup”), pursuant to which the Company has agreed to acquire substantially all of the assets of AeroGroup (the “AeroGroup Assets”) and in exchange therefore, will issue stock and assume certain indebtedness, warrants and other obligations of AeroGroup (the “AeroGroup Acquisition”).

The closing of the AeroGroup Acquisition was terminable by either party if the transition was not completed by September 28 2006. The AeroGroup Acquisition was conditioned upon, among other things, various government permits being secured by the Company and completion of consolidated audited financial statements by the Company’s auditors relating to the transaction.

On August 22, 2006, the Company announced its change of management and appointment of interim management that was necessary in order to obtain certain government licenses relating to ownership and operation of military aircraft. As of September 29, 2006 the Company has successfully obtained a license as a registered importer with respect to Implements of War, from the United States Bureau of Alcohol, Tobacco and Firearms and registered as a government contractor through the United States Central Contractors Registration office. The Company has applied for and is awaiting approval of, licensing from the United States Department of Defense Trade Control. Additionally, the parties are completing all other conditions which are necessary to be satisfied in order to consummate the AeroGroup Acquisition.

The parties have entered into an agreement to extend the date at which either party may terminate the AeroGroup Agreement to November 15, 2006 in order to satisfy all remaining conditions to closing, as previously disclosed. A copy of the extension agreement is annexed to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

No financial statements are filed herewith.

(b) Pro forma financial information.

No pro forma financial statements are filed herewith.

(c) Shell company transactions.

The registrant does not believe financial statements and pro forma financial information is required by Rule 3-05(a) of Regulation S-X. Said financial statements and financial information will be filed upon closing of the AeroGroup Acquisition.

(d) Exhibits.

The Exhibits to this report are listed in the Index to Exhibits which immediately follows the signature page hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TACTICAL AIR DEFENSE SERVICES, INC.
Date: October 5, 2006	By:	/s/ Mark T. Daniels
Mark T. Daniels Secretary, Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1
Amendment No. 2 dated October 3, 2006, to Asset Purchase Agreement dated of July 14, 2006 by and among Tactical Air Defense Services, Inc., Resource Aviation Financial Holdings, Inc., Genesis Aviation Acquisition, Inc. and OneSource Aviation Acquisition, Inc., as purchasers, and AeroGroup Incorporated, Resource Financial Holding Acquisition, Inc. and OneSource Acquisition, Inc., as sellers.